                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                              The GNI Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
                                  Common Stock
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
           6,565,692 shares of Common Stock, par value $.01 per share
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                      N/A
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                      N/A
--------------------------------------------------------------------------------
     (5) Total fee paid:
                                    $125.00
--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                              THE GNI GROUP, INC.
                             2525 BATTLEGROUND ROAD
                             DEER PARK, TEXAS 77536

                                                              September 30, 1996
Dear Stockholder:

         You are cordially invited to attend the 1996 Annual Meeting of Stockholders of The GNI Group, Inc. ("Company") to be held on Tuesday, October 29, 1996, at 8:30 a.m., Houston time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas.

         The accompanying Notice of 1996 Annual Meeting of Stockholders and Proxy Statement describe the formal matters to be acted upon at the meeting. In addition, we will discuss current matters concerning the future of the Company and review the Company's operations during the past year. At the conclusion of the meeting, an opportunity will be provided for questions and discussion by the stockholders. A record of the Company's activities for the fiscal year ended June 30, 1996, is contained in the Annual Report to Stockholders that accompanies this proxy material.

         The meeting will be held for the following purposes:

                 (1) to elect as directors the following five nominees to serve on the Company's Board of Directors until the next annual meeting of stockholders or until their successors have been duly elected and qualified: Dr. Newton E. Dudney, M.D., Messrs. Titus H. Harris, Jr., John W. Lyons, Jr., F. Oliver Nicklin, and Carl V Rush, Jr.;

                 (2) to ratify the appointment of KPMG Peat Marwick, LLP as the Company's independent auditor for the fiscal year ending June 30, 1997; and

                 (3) to transact such other business as may properly come before the meeting and any adjournment thereof.

         The Board of Directors has fixed the close of business on September 4, 1996, as the record date for determination of stockholders who are entitled to receive notice of, and to vote, either in person or by proxy, at the annual meeting and any adjournment thereof.

         It is important that your shares be represented at the annual meeting regardless of the number of shares you hold. Please take a moment to complete, sign and mail the enclosed proxy card in the accompanying return envelope promptly, regardless of whether you intend to be present at the annual meeting. Your proxy is revocable at any time prior to its use. If you have multiple accounts and receive more than one set of these materials, please be sure to vote each proxy received. WE LOOK FORWARD TO SEEING YOU AT THE ANNUAL MEETING.




                                                      Sincerely,
                                                      THE GNI GROUP, INC.





                                                      Carl V Rush, Jr.
                                                      President

                              THE GNI GROUP, INC.
                             2525 BATTLEGROUND ROAD
                             DEER PARK, TEXAS 77536


                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, OCTOBER 29, 1996

To the Stockholders of The GNI Group, Inc.:

         Notice is hereby given that the 1996 Annual Meeting of Stockholders of The GNI Group, Inc. ("Company") will be held at the time and place listed below for the purposes listed below:

Time  . . . . . . . . . . .       8:30 a.m., Tuesday, October 29, 1996

Place . . . . . . . . . . .       Four Seasons Hotel
                                  1300 Lamar Street
                                  Houston, Texas

Items of Business . . . . .       (1)      to elect as directors the following five nominees to serve on the Company's
                                           Board of Directors until the next annual meeting of stockholders or until their successors have been duly elected and qualified:  Dr. Newton E. Dudney,
                                           M.D., Messrs. Titus H. Harris, Jr., John W. Lyons, Jr., F. Oliver Nicklin, and
                                           Carl V Rush, Jr.;

                                  (2)      to ratify the appointment of KPMG Peat Marwick, LLP as the Company's independent auditor for the fiscal year ending June 30, 1997; and

                                  (3)      to transact such other business as may properly come before the meeting and any adjournment thereof.

Record Date . . . . . . . . .     Holders of the Company's common stock, $.01 par value per share, of record at the close of business on September 4, 1996, are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

Important . . . . . . . . . . .   So that we may be sure your vote will be included, PLEASE SIGN, DATE AND MAIL YOUR
                                  PROXY PROMPTLY in the return envelope provided, regardless of whether you plan to attend the annual meeting.  For your convenience, there is enclosed a return envelope requiring no postage that is for your use in returning your proxy.  If you attend the meeting, you may revoke your proxy and vote in person.  Additionally, your proxy is revocable at any time prior to its use.  A list of stockholders entitled to notice of and to vote at the meeting will be available for examination at the office of the Company's transfer agent,
                                  American Stock Transfer & Trust Company, 40 Wall Street, New York, New York, 10005 for
                                  the ten days preceding the meeting.


                                             By Order of the Board of Directors,




Houston, Texas                               Titus H. Harris, III
September 30, 1996                           Secretary

                              THE GNI GROUP, INC.
                             2525 BATTLEGROUND ROAD
                             DEER PARK, TEXAS 77536


            PROXY STATEMENT FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 29, 1996



GENERAL

         This Proxy Statement is furnished to the stockholders of The GNI Group, Inc., a Delaware corporation ("Company"), IN CONNECTION WITH THE SOLICITATION BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY OF PROXIES FOR USE AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY to be held on Tuesday, October 29, 1996 ("Annual Meeting"), at 8:30 a.m., Houston time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, and any adjournment thereof, for the purposes set forth herein. This definitive Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about September 30, 1996.

         The execution and return of the enclosed proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Furthermore, a stockholder has the right to revoke his proxy at any time before it is exercised (a) by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or (b) by appearing and voting in person at the Annual Meeting. UNLESS OTHERWISE MARKED, PROXIES IN THE FORM OF THE ACCOMPANYING PROXY CARD THAT ARE PROPERLY EXECUTED AND RETURNED WILL BE VOTED FOR (1) the Board of Directors' slate of five nominees for positions on the Board of Directors of the Company; and (2) the ratification of the appointment of KPMG Peat Marwick, LLP as the independent auditor for the Company for the fiscal year ending June 30, 1997. The Board of Directors is not presently aware of any other proposal that will be brought before the Annual Meeting. However, should any additional matters be properly brought before the Annual Meeting, the persons named in the proxy card will vote such proxies in accordance with their best judgment and what they consider to be the best interest of the Company and its stockholders.

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise. Arrangements also have been made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. The Company expects that the aggregate expense of these services will be less than $10,000.


QUORUM, RECORD DATE AND OTHER VOTING MATTERS

         The Board of Directors of the Company has fixed the close of business on September 4, 1996, as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the Record Date, the outstanding voting securities of the Company consisted of 6,565,692 shares of common stock, $.01 par value per share ("Common Stock"), with each share of Common Stock being entitled to one vote. No shares of Common Stock are entitled to cumulative voting rights in the election of directors. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will be necessary to constitute a quorum at the Annual Meeting. Shares represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares held by nominees that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "non-vote") for voting on some or all other matters.

         The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date that are present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors (Proposal 1), and the ratification of the appointment of KPMG Peat Marwick, LLP as the Company's independent auditor for the fiscal year ending June 30, 1997 (Proposal 2). With respect to each matter submitted to a vote of security holders, the following shall apply: under Delaware law and the Company's Certificate of Incorporation and Bylaws, as amended, abstentions are entitled to vote and broker non-votes are not entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes, however, will be deemed shares not entitled to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.


VOTING SECURITIES, PRINCIPAL STOCKHOLDERS AND MANAGEMENT INTERESTS

         The following table sets forth, as of July 31, 1996, the shares of Common Stock beneficially owned by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer of the Company named in the section entitled: "Executive Compensation," and (iv) the directors and all executive officers as a group. This information is based on public filings made with the SEC as of July 31, 1996, and certain information supplied to the Company by the persons listed below:

                                            AMOUNT AND
                                            NATURE OF(1)
               NAME AND                     BENEFICIAL             PERCENT OF(2)
              ADDRESS OF                    OWNERSHIP OF           OUTSTANDING
           BENEFICIAL OWNER                 COMMON STOCK           COMMON STOCK
           ----------------                 ------------           ------------
Heartland Advisors, Inc.                       720,400                10.1%
790 North Milwaukee Street
Milwaukee, WI  53202

Fleming Capital Management                     596,400                 8.4%
1285 Ave. of the Americas, 16th Floor
New York, NY  10019

F. Oliver Nicklin                              110,113(3)              1.6%
233 South Wacker Drive, Suite 9600
Chicago, Illinois  60606

The Productivity Fund II                        65,000(3)              0.9%
233 South Wacker Drive, Suite 9600
Chicago, Illinois  60606

Titus H. Harris, Jr.                           267,555(4)              3.8%
5599 San Felipe, Suite 301
Houston, Texas  77056

John W. Lyons, Jr.                             250,000                 3.5%
P. O. Drawer 2789
Texas City, Texas  77590

Newton E. Dudney, M.D.                          44,959(5)              0.6%
445 Medical Center Blvd., Suite 100
Webster, Texas  77598

Carl V Rush, Jr.                               237,000(6)              3.3%
2525 Battleground Road
Deer Park, Texas  77536

Titus H. Harris, III                       179,870(7)               2.5%
2525 Battleground Road
Deer Park, Texas  77536

W. R. Reeves, Jr.                           55,400(8)              0.8%
2525 Battleground Road
Deer Park, Texas 77536

David A. Swallow                            28,000(9)              0.4%
2525 Battleground Road
Deer Park, Texas  77536

All Officers and Directors               1,199,397(10)             16.8%
as a Group(10 persons)(10)

-----------


(1) Except as otherwise indicated, each person possesses sole voting and dispositive power with respect to the shares set forth beside his, her or its name, subject to community property laws.

(2) The percentages are based on (a) there being 6,565,692 outstanding shares of Common Stock as of July 31, 1996, and (b) there being options to purchase a total of 554,483 shares of Common Stock granted under the Company's stock option plans that are currently exercisable or will be so within 60 days after July 31, 1996.

(3) Includes 65,000 shares of Common Stock owned by The Productivity Fund II ("TPF2"), and 42,150 shares of Common Stock owned by First Analysis Corporation ("FAC"). Mr. Nicklin may be deemed to be the beneficial owner of these shares due to his status as the President of FAC, which controls the general partner of TPF2. Mr. Nicklin disclaims beneficial ownership of (i) the shares of Common Stock beneficially owned by TPF2, and (ii) the shares of Common Stock beneficially owned by FAC, except for the following: (a) his pro rata portion of TPF2, as a stockholder of FAC, which portion is equal to approximately 302 shares of Common Stock, and
     (b) his pro rata portion of FAC, as a stockholder of FAC, which portion is equal to approximately 26,526 shares of Common Stock.

(4) Includes 106,500 shares of Common Stock (1.5%) owned by a family member as to which Mr. Harris disclaims any beneficial interest.

(5)  Dr. Dudney's shares are pledged to a commercial bank.

(6) Includes 200,000 shares of Common Stock (2.8%) with respect to which Mr. Rush has the right to acquire upon the exercise of options granted under the Company's stock option plans.

(7) Includes 122,500 shares of Common Stock (1.7%) with respect to which Mr. Harris has the right to acquire upon the exercise of options granted under the Company's stock option plans.

(8) Includes 35,000 shares of Common Stock (0.5%) with respect to which Mr. Reeves has the right to acquire upon the exercise of options granted under the Company's stock option plans.

(9) Includes 25,000 shares of Common Stock (0.4%) with respect to which Mr. Swallow has the right to acquire upon the exercise of options granted under the Company's stock option plans.

(10) Includes an aggregate of 407,500 shares of Common Stock (5.7%) with respect to which various officers and directors of the Company have the right to acquire within 60 days upon the exercise of options granted under the Company's stock option plans.


         Under the credit agreement with its commercial bank, the Company granted a security interest in all of the outstanding capital stock of its subsidiaries to secure its obligations. In the event of a default by the Company under the credit agreement with the bank, the bank could foreclose on the pledged stock. Because the Company is organized in a holding company structure with the principal operating assets at the subsidiary level, the transfer of ownership of the pledged stock resulting from the foreclosure would effectively cause a change of control of the Company.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Pursuant to the Company's Bylaws (as amended), the Board of Directors has fixed the number of positions on the Company's Board of Directors at five. Accordingly, five persons are proposed to be elected and qualified as members of the Company's Board of Directors at the Annual Meeting. Each director elected will hold office until the next annual meeting of stockholders or until his successor has been elected and qualified. The persons named in the accompanying proxy have been nominated by the Board of Directors.

         Directors will be elected by the vote of the holders of a majority of the shares of Common Stock outstand-ing on the Record Date which are present in person or represented by proxy and entitled to vote at the Annual Meeting. It is the intention of the persons named as proxies in the enclosed proxy to vote in favor of the persons listed below unless otherwise indicated on the proxy. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected. All five of the nominees are currently directors of the Company and are standing for re-election. Although the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, should any of the nominees become unable or unwilling to serve as a director if elected, the shares of Common Stock represented by the proxies will be voted for the election of such other persons as may be nominated by the Board of Directors.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE SLATE OF DIRECTORS NAMED ON THE ENCLOSED PROXY AND, UNLESS OTHERWISE MARKED TO THE CONTRARY, DULY EXECUTED PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED FOR THE SLATE OF DIRECTORS NAMED ON THE ENCLOSED PROXY.


INFORMATION ABOUT DIRECTOR NOMINEES

         Set forth below is certain information regarding each of the five nominees for election as a director. Each director elected will serve until the next annual meeting of stockholders or until his successor has been duly elected and qualified:

                                                POSITIONS WITH                DIRECTOR
           NAME           AGE                     THE COMPANY                   SINCE
           ----           ---                   --------------                --------

Newton E. Dudney, M.D.    70      Director; Member of Compensation and          1972
                                  Nominating Committees

Titus H. Harris, Jr.      65      Director; Chairman of the Board;  Member      1979
                                  of Executive, Audit, Compensation, and
                                  Nominating Committees

John W. Lyons, Jr.        58      Director; Member of Executive, Audit, and     1979
                                  Compensation Committees

F. Oliver Nicklin         53      Director; Member of Executive, Audit,         1988
                                  Compensation, and Nominating Committees

                                  Director; Member of Executive Committee;
Carl V Rush, Jr.          41      President and Chief Executive Officer         1987




NEWTON E. DUDNEY, M.D.

         Newton E. Dudney, M.D., has been a director of the Company since 1972. He also has been a physician engaged in private practice in League City, Texas, since 1954.

TITUS H. HARRIS, JR.

         Titus H. Harris, Jr. has been a director of the Company since 1979 and Chairman of the Board since 1987. He is currently Chairman of the investment banking firm of Harris Webb & Garrison, Inc., a position he has held since 1994. From 1991 to 1994, Mr. Harris was a registered representative at Cowen & Co., an investment banking firm. From 1983 to 1991, Mr. Harris was Senior Vice President of the investment banking firm of Lovett Underwood Neuhaus & Webb, Inc., and its predecessor, Lovett Mitchell Webb & Garrison, Inc. Mr. Harris is the father of Titus H. Harris, III, the Executive Vice President, Chief Financial Officer and Secretary of the Company.

JOHN W. LYONS, JR.

         John W. Lyons, Jr. has been a director of the Company since 1979. He is an attorney engaged in private practice since 1970, most recently as a partner in the firm of Lyons & Plackemeier of Texas City, Texas.

F. OLIVER NICKLIN

         F. Oliver Nicklin has been a director of the Company since 1988. Since 1981, he has been a director, President and Treasurer of First Analysis Corporation and a director and President of its subsidiary, First Analysis Securities Corporation, an investment banking firm. Mr. Nicklin also is a director of American Waste Services, Inc., an industrial waste management company.

CARL V RUSH, JR.

         Carl V Rush, Jr. has been a director and President of the Company since 1987 and Chief Executive Officer since 1989. From 1985 to 1987, he was Vice President -- Finance and Administration of the Company. Mr. Rush was self-employed as a financial and management consultant from 1983 to 1985. From 1980 to 1983, he served in various management positions with Booker Oil Services, a petroleum services company.


MEETINGS OF THE COMPANY'S BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors of the Company held seven meetings in fiscal 1996. In fiscal 1996, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees on which such director served. The Board of Directors has four standing committees -- Executive, Audit, Compensation and Nominating -- which perform delegable functions on behalf of the entire Board of Directors.

Executive Committee

         During fiscal 1996, the Executive Committee consisted of one inside director, Carl V Rush, Jr., and three outside directors, Titus H. Harris, Jr., John W. Lyons, Jr. and F. Oliver Nicklin. No meetings were held in fiscal 1996. The Executive Committee is authorized to act for the Board of Directors to the full extent allowed by Delaware law.

Audit Committee

         During fiscal 1996, the Audit Committee consisted of three outside directors: Titus H. Harris, Jr., and John W. Lyons, Jr. and F. Oliver Nicklin. One meeting was held in fiscal 1996. The Audit Committee annually reviews and recommends to the full Board of Directors the firm to be engaged to audit the accounts of the Company and its subsidiaries. Additionally, the Audit Committee reviews with such independent auditors the plan and results of the auditing engagement and the scope and results of the Company's procedures for internal auditing, inquires as to the adequacy of internal accounting controls, and considers the independence of the auditing firm.

Compensation Committee

        During fiscal 1996, the Compensation Committee consisted of four outside directors: Newton E. Dudney, M.D., Titus H. Harris, Jr., John W. Lyons, Jr. and
F. Oliver Nicklin. Two meetings were held in fiscal 1996. The Compensation Committee's responsibility is to discuss and approve (i) the recommendations of management with regard to the granting of stock options to employees and (ii) the compensation to be paid to executive officers.

Nominating Committee

        During fiscal 1996, the Nominating Committee consisted of three outside directors: Newton E. Dudney, M.D., Titus H. Harris, Jr., and F. Oliver Nicklin. One meeting was held in fiscal 1996. Activities of the Nominating Committee include nominating candidates to serve on the Board of Directors and selecting directors to serve on committees for the coming fiscal year. The Nominating Committee will consider stockholder recommendations for nominations to the Board of Directors, provided that written notice is received by the Company at its principal executive offices in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934. These recommendations must be accompanied by a full statement of qualifications and an indication of the candidate's willingness to serve.


INFORMATION ABOUT EXECUTIVE OFFICERS

        Set forth below is certain information regarding the Company's executive officers. All officers are elected to serve until their successors are duly elected and qualified:






                                       POSITION(S) WITH                  OFFICER
           NAME          AGE             THE COMPANY                      SINCE
           ----          ---           ----------------                  -------
Carl V Rush, Jr.         41       Director; President and                 1985
                                    Chief Executive Officer

Titus H. Harris, III     36       Executive Vice President, Chief         1985
                                    Financial Officer and Secretary

Donna L. Ratliff         49       Treasurer and Assistant Secretary       1985

W. R. Reeves, Jr.        48       Vice President - Environmental          1990
                                    and Regulatory Affairs

David A. Swallow         46       Executive Vice President and General    1996
                                    Manager of GNI Chemicals Corp.

Dawn S. Born             40       Vice President and General Counsel      1996



CARL V RUSH, JR.

         See "Information about Director Nominees" above.

TITUS H. HARRIS, III

         Mr. Harris has been Chief Financial Officer of the Company since 1990, Executive Vice President since 1989 and Secretary since 1987. From 1985 to 1989, he was Vice President of the Company. From 1984 to 1985, Mr. Harris was a financial consultant to CRB Investments, Inc., a leveraged buy-out firm.
From 1982 to 1984, he attended the Graduate School of Business of the University of Chicago, from which he received an M.B.A. Mr. Harris is the son of Titus H. Harris, Jr., a director and the Chairman of the Board of the Company.

DONNA L. RATLIFF

         Ms. Ratliff has been Treasurer of the Company since 1985 and Assistant Secretary since 1987. From 1984 to 1985, she was Controller of Santa Fe Supply Co., a wholesale picture framing supply and distribution company. From 1979 to 1984, Ms. Ratliff was Secretary and Treasurer of Gill Services, Inc., a petroleum services company.

W. R. REEVES, JR.

         Mr. Reeves has been Vice President -- Environmental and Regulatory Affairs of the Company since 1990. He was Vice President -- Sales and Marketing of Disposal Systems, Inc.("DSI"), a subsidiary of the Company since 1987, from 1985 to 1990. From 1983 to 1985, Mr. Reeves was employed by DSI as a Sales Representative. From 1981 to 1983, Mr. Reeves was Manager of Cleanup Operations for CECOS International, Inc., a subsidiary of Browning-Ferris Industries, Inc.

DAVID A. SWALLOW

         Mr. Swallow joined the Company in February, 1995 as Vice President of Corporate Development for GNI Chemicals Corporation ("GNIC"), a subsidiary of the Company. In January 1996, Mr. Swallow became an Executive Vice President and General Manager of GNIC. Prior to joining the Company, Mr. Swallow was Vice President-Commercial for Dixie Chemical Company, Inc. from 1990 to 1995 and held various management positions with Monsanto Chemical Company for the sixteen years prior to 1990.

DAWN S. BORN

         Ms. Born has been Vice President and General Counsel of the Company since January, 1996. From October, 1994 to December, 1995, Ms. Born was Director of Corporate Development and Contract Restructuring for Enron Capital & Trade Resources, Inc., a subsidiary of Enron Corporation, a global energy company. For more than thirteen years prior to October, 1994, Ms. Born practiced law at the Houston-based law firm of Bracewell & Patterson, L.L.P., focusing on corporate finance and mergers and acquisitions, the final seven years as a partner.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of the Company, and persons who own more than 10% of a registered class of the equity securities of the Company, to file reports of ownership and changes of ownership with the SEC and the NASDAQ/NMS, and to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such Section 16(a) reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, except as set forth below, the Company believes that during fiscal 1996, its officers, directors and greater than 10% stockholders complied with all applicable filing requirements.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS COMPENSATION

         Directors are reimbursed by the Company for all out-of-pocket expenses incurred in attending meetings of the Board of Directors. Outside directors, other than the Chairman of the Board, are paid a fee for attending meetings of the Board of Directors of $300 per board meeting. The Chairman of the Board of the Company is paid $5,000 per quarter in lieu of any other compensation for services to the Company.

EXECUTIVE COMPENSATION

                        REPORT OF COMPENSATION COMMITTEE

         The Company's Executive Compensation Program is administered and reviewed annually by the Compensation Committee, which is a committee of the board of directors (the "Committee") composed of the following non-employee, outside directors: Newton E. Dudney, M.D., Titus H. Harris, Jr., John W. Lyons, Jr. and F. Oliver Nicklin. None of the members of the Committee have interlocking or other relationships with the Company that would jeopardize their independence as Committee members. The Committee's responsibility is to discuss and approve (i) the compensation (including cash and non-cash compensation) to be paid to executive officers of the Company and (ii) the recommendations of management with regard to the granting of stock options to employees. This report sets forth the Company's compensation policy and guidelines and the major elements of executive compensation and the basis by which fiscal year 1996 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers who are named in the compensation tables.

         Compensation Policy and Guidelines. The Committee believes that the goals of executive compensation should be to attract and retain high-quality executive officers who will contribute to the long-term success of the Company and to align executive compensation with the Company's long-term business objectives and performance. The Committee believes that its goals are best met by providing the executive officers with compensation that combines (i) a base salary at competitive levels with (ii) annual cash incentives and stock options tied to the Company's long-term business objectives. The Committee's decisions are predominately subjective in nature, in that the Committee considers the following factors in making its decisions: (a) the financial performance of the Company, (b) the Company's progress toward achieving long-term strategic objectives, (c) an analysis of the strengths and weaknesses of the individual executive officers, (d) the Committee's perception of such individual's historical performance and expected future contributions to the success of the Company, and (e) the general competitiveness of the Company's executive compensation program compared with a group of companies that includes companies engaged in the same business as the Company and growth companies of similar size as the Company (collectively, the "Comparison Group"). None of the companies in the Comparison Group are included in the Peer Group used in the Performance Graph because the companies in the Peer Group are greater in size and have a longer operating history than the Company. The Committee believes that its overall executive compensation program is in the median range of the Comparison Group.

         Compensation Program Elements. The particular elements of the compensation programs for the Company's executive officers are explained in more detail below.

         Base Salary. Base salary levels are primarily determined by the Committee in consideration of the financial performance of the Company and compensation of executive officers of companies in the Comparison Group. Based in part on the findings contained in a compensation study conducted near the beginning of fiscal 1995 by an outside consultant that included a portion of the Comparison Group of companies, the Committee believed that base salary levels for most of the Company's executive officers was considered to be reasonable in relation to companies in the Comparison Group. The Committee did elect to adjust the base salary of one of the Company's executive officers during fiscal 1996, primarily based on that executive officer's individual historical performance and expected future contributions to the success of the Company.

         Bonus and Other Annual Compensation. Beginning with fiscal 1995, the Company adopted a formula-based annual incentive program for the Company's Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") (the "Formula Program") that is tied solely and directly to annual, calendar-year fully-diluted earnings per share ("EPS"). The Company does not pay a bonus to the CEO and CFO under the Formula Program until a pre- determined EPS target has been achieved. Upon the achievement of such target, the CEO and the CFO receive a bonus, the amount of which is determined based on the amount by which EPS exceeds the pre-determined target. The Company's CEO and CFO each received a cash bonus pursuant to this incentive program as a result of the pre-determined target for calendar 1995 having been exceeded.

         Generally, at the discretion of the Committee, other annual compensation is provided to the Company's other executive officers in the form of cash bonuses. The Committee's decision to award an annual bonus to such other executive officers is based primarily upon an analysis of the financial performance and operational achievements of the Company, as well as the particular executive officer's job performance and the specific accomplishments of the executive officer during the preceding twelve-month period.

         In fiscal 1996, the Committee authorized the payment of a cash bonus to one of the executive officers named in the compensation tables. Moreover, in previous fiscal years, a discretionary bonus has been paid to such executive officers and may be paid in future years. In addition to the foregoing, the Committee may elect to provide to the executive officers other forms of cash and non-cash compensation when the Committee deems it in the best interest of the Company to do so based upon the factors recited above.

         Stock Option Program. Currently, the Committee utilizes stock option grants to provide an incentive for the executive officers to manage the Company for the long-term benefit of its owners as opposed to the short-term benefit of the executive officers. Accordingly, the Committee grants stock options at or above fair market value, thus tying the value of the grant to the future performance of the Company's Common Stock.

         Under the Formula Program, based on an internal estimate of EPS, each year the Committee grants to the CEO and the CFO a number of incentive stock options determined by subtracting a threshold amount from the estimated EPS, by subtracting therefrom an amount equal to the difference between the preceding calendar year's actual EPS and the estimated EPS for such year, and by multiplying the result thereof by a pre-determined base number. Pursuant to the provisions of the Formula Program, the Committee made grants in fiscal 1996 of incentive stock options to the CEO and the CFO of the Company, and may make additional grants in future years of incentive stock options to the CEO and the CFO of the Company under the Formula Program.

         The Committee's decision to grant stock options to such other executive officers is based primarily upon an analysis of the financial performance and operational achievements of the Company, as well as the particular executive officer's job performance and the Committee's perception of the potential long-term contribution of such officer. The Committee did not grant any stock options to any of the other executive officers named in the compensation tables in fiscal 1996.

         Discussion of Fiscal 1996 Compensation for the Chief Executive Officer. The Committee believes that the vision and leadership of the CEO is important in achieving the Company's long-term strategic business objectives. Based in part on the findings contained in a compensation study conducted near the beginning of fiscal 1995 by an outside consultant that included a portion of the Comparison Group of companies, the Committee believed that the base salary level for the Company's CEO was considered to be reasonable in relation to companies in the Comparison Group. Therefore, the Committee did not adjust the base salary paid to the CEO in fiscal 1996. Other than pursuant to the Formula Program, the Committee did not pay an annual cash bonus to the CEO in fiscal 1996. Likewise, other than pursuant to the Formula Program, grants of incentive stock options to the CEO were not made by the Committee during fiscal 1996.

         Summary. The main elements of the program: base salary, annual bonus, and stock option plans, are typical of executive compensation programs in other public companies and serve to provide appropriate reward for ongoing as well as strategic efforts of the Company's executives. The Committee is continually evaluating the compensation of the CEO and other executive officers. The Committee believes that competitive executive officer compensation programs are necessary for the ongoing retention of the executive employees who are essential to the future development of the Company and growth in stockholder value.


THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Titus H. Harris, Jr., Chairman                     John W. Lyons, Jr.
Newton E. Dudney, M.D.                             F. Oliver Nicklin




Notwithstanding Securities and Exchange Commission ("SEC") filings by the Company that have incorporated or that may incorporate by reference other SEC filings (including this Proxy Statement) in their entirety, the Report of Compensation Committee on Executive Compensation shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

                          SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation paid by the Company for the three fiscal years ended June 30, 1996 to its Chief Executive Officer and to the other executive officers of the Company whose annual cash compensation received from the Company for services rendered during fiscal 1996 exceeded $100,000 (the "Named Executive Officers").

                                                    ANNUAL COMPENSATION                  LONG TERM COMPENSATION(1)
                                            --------------------------------------  ---------------------------------
                                                                                             AWARDS           PAYOUTS
                                                                                    ----------------------    -------
                                                                                    RESTRICTED     STOCK               ALL OTHER
              NAME AND                                             OTHER ANNUAL       STOCK      UNDERLYING    LTIP     COMPEN-
             PRINCIPAL POSITION       YEAR  SALARY($)  BONUS($)    COMPENSATION($)  AWARD(S)($)  OPTIONS(#)   PAYOUTS   SATION(2)
             ------------------       ----  ---------  --------    ---------------  -----------  ----------   -------   ---------
Carl V Rush, Jr.  . . . . . . . . .   1996  $183,250    $20,400      $     -0-         $-0-       17,000       $-0-      $  465
   President and Chief  . . . . .     1995   183,250        -0-            -0-          -0-      165,000        -0-         919
   Executive Officer  . . . . . . .   1994   150,000        -0-         35,000          -0-          -0-        -0-       3,148

Titus H. Harris, III  . . . . . . .   1996   148,500     10,200            -0-          -0-        8,500        -0-       2,753
   Exec. Vice President, Chief  . .   1995   148,500        -0-            -0-          -0-       82,500        -0-       2,474
   Financial Officer & Secretary      1994   120,000        -0-         25,000          -0-          -0-        -0-       2,783

W. R. Reeves, Jr. . . . . . . . . .   1996    98,750     10,000            -0-          -0-          -0-        -0-       2,513
   Vice President-Environmental       1995    90,000        -0-            -0-          -0-          -0-        -0-       2,513
   and Regulatory Affairs . . . . .   1994    90,000     20,000            -0-          -0-          -0-        -0-       2,987

David A. Swallow  . . . . . . . . .   1996   139,000        -0-            -0-          -0-       25,000        -0-       1,073
   Exec. Vice Pres. & General . . .   1995    45,253(3)  10,000            -0-          -0-       75,000        -0-         -0-
   Manager, GNI Chemicals . . . . .   1994       -0-        -0-            -0-          -0-          -0-        -0-         -0-


---------------------


(1) The Company has a 1991 Stock Option Plan, as amended (the "1991 Plan"), for the benefit of the Company's employees, including its executive officers. The 1991 Plan authorizes the Company, upon the recommendation of the Compensation Committee, to grant options to purchase a total of 600,000 shares of Common Stock to selected employees of the Company. The 1991 Plan provides for the granting of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. The 1991 Plan also provides for the granting of options that do not comply with Section 422. The options granted under the 1991 Plan have tandem tax withholding rights. The Company also has a 1995 Management Equity Incentive/Stock Option Plan (the "1995 Plan") for the benefit of the Company's executive officers. The 1995 Plan authorizes the Company, upon the recommendation of the Compensation Committee, to grant options to purchase a total of 500,000 shares of Common Stock to selected executive officers of the Company. The 1995 Plan provides for the granting of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. The 1995 Plan also provides for the granting of options that do not comply with
        Section 422. The options granted under the 1995 Plan have tandem tax withholding rights.

(2) No Named Executive Officer had "perquisites and other personal benefits" with a value greater than the lesser of $50,000 or 10% of reported salary and bonus. The Company maintains a 401(k) plan. For fiscal years 1994, 1995 and 1996, the All Other Compensation column includes amounts paid by the Company pursuant to the Company's 401(k) plan. Each participant is able to direct the Company to contribute to the plan a minimum of 2% and a maximum of 12% of the participant's eligible earnings, subject to certain limitations set forth in the plan and the Internal Revenue Code of 1986, as amended (the "Code").
        Subject to certain restrictions, the Company is required to make mandatory contributions and also is permitted to make discretionary contributions to the plan, at rates determined by the Compensation Committee, which are allocated to each participant based on the participant's contributions to the plan.

(3) Mr. Swallow joined the Company in February, 1995. Therefore, Mr. Swallow's compensation for fiscal 1995 reflects only the partial period that he had been employed by the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                The following table provides information on option grants in fiscal 1996 to the Named Executive Officers.


                                                                                                       POTENTIAL REALIZABLE
                                     INDIVIDUAL GRANTS                                                   VALUE AT ASSUMED
                                ---------------------------------                                         ANNUAL RATES OF
                                 NUMBER OF       PERCENT OF TOTAL                                           STOCK PRICE
                                  SECURITIES        OPTIONS                                              APPRECIATION FOR
                                 UNDERLYING         GRANTED TO        EXERCISE                              OPTION TERM
                                   OPTIONS         EMPLOYEES IN        PRICE       EXPIRATION      -----------------------------
NAME                             GRANTED(#)        FISCAL YEAR       ($/SHARE)        DATE            5% ($)          10% ($)
----                            ------------     ----------------    ---------     ----------      -------------    ------------
Carl V Rush, Jr.    . . . .       17,000(1)           16.9%             5.00         01/23/06          53,456          135,468
Titus H. Harris, III  . . .        8,500(1)            8.5%             5.00         01/23/06          26,728           67,734
W. R. Reeves, Jr. . . . . .        .  -0-               -0-
David A. Swallow  . . . . .       25,000(1)           24.9%             6.69         10/27/05         105,143          266,454


-----------------------

(1) Stock options granted on January 23, 1996 under the Company's 1995 Plan. Of Mr. Rush's option grants, all 17,000 options will be fully exercisable on January 23, 1998. Of Mr. Harris's option grants, all 8,500 options will be fully exercisable on January 23, 1998. Stock options granted on October 27, 1995 under the Company's 1991 Plan. Of Mr. Swallow's option grants, 8,333 options will be fully exercisable on October 27, 1996, 8,333 will be fully exercisable on October 27, 1997, and 8,334 options will be fully exercisable on October 27, 1998. See also footnote No. 1 to the Summary Compensation Table above.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

        The following table provides information on option exercises in fiscal 1996 by the Named Executive Officers and the value of such officers' unexercised options at June 30, 1996.

                                                               NUMBER OF SECURITIES              VALUER OF UNEXERCISED IN-
                                                              UNDERLYING UNEXERCISED               THE-MONEY OPTIONS AT
                                  SHARES          VALUE      OPTIONS AT FISCAL YEAR-END(#)          FISCAL YEAR-END($)
                                ACQUIRED ON      REALIZED   ------------------------------     ----------------------------
NAME                            EXERCISE(#)        ($)      EXERCISABLE      UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                            -------------    --------   -----------      -------------     -----------    -------------
Carl V Rush, Jr.  . . . . . . . .    -0-           -0-        200,000            57,000           187,500         54,250
Titus H. Harris, III  . . . . . .    -0-           -0-        122,500            28,500           103,125         27,125
W. R. Reeves, Jr. . . . . . . . .    -0-           -0-         35,000               -0-            12,500            -0-
David A. Swallow  . . . . . . . .    -0-           -0-         25,000            50,000               -0-            -0-

                         COMPARATIVE STOCK PERFORMANCE

        The performance graph shown below was prepared by Research Data Group, for use in this proxy statement. As required by applicable rules of the SEC, the graph was prepared based upon the following two assumptions: (i) $100 was invested in the Company's Common Stock, the S&P 500 and the Dow Jones Industrial & Commercial Services - Pollution Control & Waste Management Index ("Industry Index") on July 1, 1991, the first day of the Company's fiscal year ended June 30, 1992; and (ii) the Industry Index assumes dividend reinvestment.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                  AMONG GNI GROUP, INC., THE S & P 500 INDEX
         AND THE DOW JONES POLLUTION CONTROL & WASTE MANAGEMENT INDEX



                             [PERFORMANCE GRAPH]


                                     6/91    6/92   6/93   6/94   6/95    6/96
                                     ----    ----   ----   ----   ----    ----
GNI GROUP, INC.                      $100    $121   $167   $ 62   $154    $108
S & P 500                            $100    $113   $129   $131   $165    $208
DOW JONES POLLUTION CONTROL &        $100    $ 89   $ 92   $ 82   $ 93    $ 97
  WASTE MANAGEMENT

* $100 INVESTED ON 06/30/91 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JUNE 30.





                    Graph produced by Research Data Group           01-August-96
                                                                        1666TGNU

                       PROPOSAL 2 - SELECTION OF AUDITOR

        The second proposal for consideration and action by the stockholders at the Annual Meeting is the ratification of the appointment of KPMG Peat Marwick, LLP as the independent auditor of the Company for the fiscal year ended June 30, 1997. KPMG Peat Marwick, LLP served the Company as independent auditor for the fiscal year ended June 30, 1996. Although the Company is not required to solicit the consent of the stockholders to the ratification of the appointment of the independent auditor of the Company for fiscal year ended June 30, 1997, the Company elects to do so. Representatives of KPMG Peat Marwick, LLP have been invited to the Annual Meeting and the Company expects them to be present. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. The ratification of the appointment of KPMG Peat Marwick, LLP requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date which are present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that the stockholders do not ratify the appointment of KPMG Peat Marwick, LLP as the independent auditor of the Company, the Board of Directors will consider retaining other independent auditors.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1997, AND, UNLESS MARKED TO THE CONTRARY, DULY EXECUTED PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED FOR THE RATIFICATION OF SUCH APPOINTMENT.


              STOCKHOLDERS' PROPOSALS FOR THE 1997 ANNUAL MEETING

        Proposals of stockholders to be considered by the Company for inclusion in the proxy material for the 1997 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than June 2, 1997. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934.


                                 OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.


                                   FORM 10-K

        A copy of the 1996 Annual Report on Form 10-K filed with the SEC may be obtained, without charge, by writing the Secretary, The GNI Group, Inc., 2525 Battleground Road, P. O. Box 220, Deer Park, Texas 77536.




                                            By order of the Board of Directors






                                            Titus H. Harris, III
                                            Secretary

P R O X Y                     THE GNI GROUP, INC.                      P R O X Y
                  2525 BATTLEGROUND ROAD, DEER PARK, TX  77536
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Titus H. Harris, Jr. and John W. Lyons, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of The GNI Group, Inc. held of record by the undersigned on September 4, 1996 at the 1996 Annual Meeting of Stockholders to be held on Tuesday, October 29, 1996 at 8:30 a.m., Houston time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas or any adjournment thereof.


  1. ELECTION OF DIRECTORS

     FOR all Nominees listed Below         WITHHOLD AUTHORITY
     (except as to the contrary below)     to vote for all nominees listed below

     N. E. Dudney, M.D., T. H. Harris, Jr., J. W. Lyons, Jr., F. O. Nicklin, Jr., and C. V Rush, Jr.

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

     ---------------------------------------------------------------------------


  2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK, LLP as the Company's independent auditor for the fiscal year ending June 30, 1997.

            FOR                   AGAINST                    ABSTAIN


                         (TO BE SIGNED ON REVERSE SIDE)

  3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.



     I plan to attend the Annual Meeting.   PLEASE SIGN EXACTLY AS NAME APPEARS
                                            BELOW. WHEN SHARES ARE HELD BY
                                            JOINT TENANTS, BOTH SHOULD SIGN.
                                            WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                            PLEASE GIVE FULL TITLE AS SUCH. IF
                                            A CORPORATION, PLEASE SIGN IN FULL
                                            CORPORATE NAME BY PRESIDENT OR
                                            OTHER AUTHORIZED OFFICER.  IF A
                                            PARTNERSHIP, PLEASE SIGN IN
                                            PARTNERSHIP NAME BY AUTHORIZED
                                            PERSON.

                                            DATED:                        , 1996
                                                   -----------------------


                                            ------------------------------------
                                                 (STOCKHOLDER'S SIGNATURE)


                                            ------------------------------------
                                                 (STOCKHOLDER'S SIGNATURE)


PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.